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                                                                    EXHIBIT 23.1

[PricewaterhouseCoopers letterhead]


                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of Pacific Gateway Exchange, Inc. on Form S-8 (File No. 333-24833) of our report dated February 19, 1999, except for Note 10, as to which the date is March 2, 1999, on our audits of the consolidated financial statements and the financial statement schedules of Pacific Gateway Exchange, Inc. as of December 31, 1998 and 1997, and for the years ended December 31, 1998, 1997 and 1996, which report is included in this Annual Report on Form 10-K.


/s/ PricewaterhouseCoopers LLP


San Francisco, California
March 31, 1999